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                                                                    EXHIBIT 23.1

               Consent of Independent Certified Public Accountants


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 2000 Nonstatutory Stock Option Plan, and (Form S-8 No. 333-41574) pertaining to the 1997 Stock Plan and 2000 Employee Stock Purchase Plan of Triton Network Systems, Inc. of our report dated January 25, 2001 (except for note 12, as to which the date is March 30, 2001), with respect to the consolidated financial statements of Triton Network Systems, Inc. included in the Annual Report (Form 10-K/A) for the year ended December 31, 2000.



                                         /s/ Ernst & Young, LLP

Orlando, Florida
April 27, 2001